SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2009

ROYALE ENERGY, INC.

(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500

San Diego, California 92108

(Address of principal executive office)

Issuer's telephone number: (619) 881-2800

Section 8	Other Events

Item 8.01	Other events

Pursuant to the notice from NASDAQ filed on April 7th 2009, the company has responded by filing a plan to increase stockers equity.  On April 23rd Royale filed an S-3 registration statement to sell common stock sufficient to raise net stockholder’s equity to a level above $10 million.

NASDAQ approved the Company’s plan and granted an extension through July 15th 2009, to file financial statements reflecting this transaction. The fulfillment of this plan will allow Royale’s stock to continue trading on the NASDAQ Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: May 18, 2009	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer